                                                                       Exhibit 5





                                                               (214) 740-8522





                                August 12, 1996



Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207

Gentlemen:

         We have acted as counsel for Trinity Industries, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 188,400 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), that may be offered from time to time by any or all of the Selling Stockholders named therein.

         In this connection, we have examined the following documents:

         (i) Copy, certified by the Secretary of State of the State of Delaware, of the Certificate of Incorporation of the Company, as amended;

         (ii) Copy of the By-laws and Minutes of the meetings of the directors and stockholders from the inception of the Company to the date hereof;

         (iii) The Merger Agreement, dated June 17, 1996, by and between the Company, Trinity Y and Transcisco (the "Merger Agreement"); and

         (iv)    The Registration Statement and all Exhibits thereto.

         We have also examined such other documents as we have deemed necessary to the expression of the opinions contained herein.

Trinity Industries, Inc.
August 12, 1996
Page 2


         Based upon the foregoing, we are of the opinion that:

         (1) The Company has been duly organized and is in good standing under the laws of the State of Delaware;

         (2) The issuance by the Company pursuant to the Merger Agreement of the Company's Shares has been duly and validly authorized by necessary corporate action; and

         (3) The Company's Shares, upon delivery of such Shares being offered from time to time by any or all of the Selling Stockholders, will have been validly issued and will be fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement and in the related Prospectus and to the filing of a copy of this opinion as
Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By:  /s/ Charles C. Reeder
                                             ---------------------------------
                                             Charles C. Reeder


CCR/amw